UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, TX 75024

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 12, 2022, Reata Pharmaceuticals, Inc. (the “Company”) and certain of its directors entered into a Stipulation of Compromise and Settlement (the “Stipulation”) with a stockholder of the Company to resolve an action brought derivatively on behalf of the Company in the Delaware Court of Chancery (the “Court”) challenging historical compensation practices for the Company’s non-employee directors (the “Derivative Action”). Pursuant to the terms of the Stipulation, the Company has agreed to implement and maintain for a period of time certain changes to its director compensation policies and practices. The Stipulation also provides for a release of claims related to the allegations in the Derivative Action with no admission of wrongdoing. As part of the Stipulation, the Company has agreed to pay an award of attorneys’ fees and expenses to plaintiff’s counsel up to $350,000. The Court must approve the settlement of the Derivative Action. The parties have agreed that, as part of the settlement, if the settlement is approved, all of the claims asserted in the Derivative Action will be dismissed. As required by the Court, a copy of the Notice of Pendency of Settlement of Action (the “Notice”) is included as Exhibit 99.1 to this Current Report on Form 8-K. Copies of the Notice and the Stipulation are available on the Company’s website at: https://www.reatapharma.com/investors/settlement.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1*	Notice of Pendency of Settlement of Action, approved in connection with a scheduling order dated November 2, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: November 7, 2022	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
President, Chief Operating Officer, and Chief Financial Officer